SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 7, 2003

Date of Report (Date of Earliest Event Reported)

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	002-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California  94502

(Address of principal executive offices)          (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

Item 5.            Other Events.

        On March 7, 2003, UTStarcom, Inc. (“UTStarcom”) issued a press release entitled “UTStarcom, Inc. Prices $350 Million Convertible Subordinated Notes Offering.”  The press release is attached hereto in its entirety as Exhibit 99.1.

Item 7.            Financial Statements and Exhibits.

Exhibit 99.1	Press release entitled “UTStarcom, Inc. Prices $350 Million Convertible Subordinated Notes Offering,” dated March 7, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: March 7, 2003	By:	/s/Michael J. Sophie
	Name:	Michael J. Sophie
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED MARCH 7, 2003

Exhibit	Description

99.1	Press release entitled “UTStarcom, Inc. Prices $350 Million Convertible Subordinated Notes Offering,” dated March 7, 2003.